AGREEMENT FOR EXCHANGE OF STOCK

         THIS AGREEMENT FOR THE EXCHANGE OF STOCK ("Agreement") is entered into this 17th day of June 1996, by and between Eurotronics Holdings Incorporated, a Utah corporation ("EHI") and InterConnect West, Inc., a Utah corporation ("ICW").

                                    RECITALS

         Whereas, ICW and its sole shareholder, Mark A. Tolman (collectively hereinafter referred to as "ICW"), desire to exchange and transfer all of its capital stock to EHI and EHI desires to acquire any and all rights and interests in and to all of the issued and outstanding capital stock of ICW in exchange for certain shares of EHI common stock;

         Whereas, the parties desire to make this transaction a tax-free exchange of stock under the Internal Revenue Code of 1986, as amended (the "Code").

         Whereas, the parties desire to utilize the services of Canton Financial Services Corporation, a Nevada corporation ("CFSC"), in connection with this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1.        Consideration  and Exchange of Shares.  At the closing,  as defined in
Section 6 ("Closing"), ICW agrees to exchange, assign, transfer and convey exclusively to EHI all of the issued and outstanding shares of capital stock of ICW ("ICW Shares").

         At Closing, EHI will issue to ICW or its assigns a quantity of shares of its common stock, $0.0001 par value ("Common Stock"), sufficient to equal 90% of the EHI's then issued and outstanding Common Stock which shall be issued pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act") (the "Shares"). From and after Closing, ICW will become a wholly-owned subsidiary of EHI, and the name of EHI will duly be changed with the assistance of CFSC as soon as practicable to "Access Market Square, Inc."

         EHI and CFSC further agree to assist ICW on a "best efforts" basis in arranging for the procurement of additional capital.

         EHI and ICW agree to issue to James Tilton 10% of the currently issued and outstanding Common Stock. The total amount of Common Stock currently issued and outstanding including Mr. Tilton's shares will then be reduced to 2.5% of EHI's issued and outstanding by the issuance of 4000% the quantity of Common Stock then issued and outstanding, including 3600% to ICW and 400% to CFSC.

         CFSC will also receive $100,000 payable at EHI's option in either cash or Common Stock issued pursuant to Form S-8 under the Securities Act of 1933, as amended (the "Act"). CFSC shall also be reimbursed for expenses incurred during and in relation to the furtherance of this transaction.

2.  Representation and Warranties of ICW.  ICW represents and warrants that:

    a. Its shareholder ("Shareholder") is a citizen of the United States of America.

     b. The Shareholder is acquiring the Shares for his own account and not with a view to any distribution within the meaning of the Act. The Shareholders acknowledge that he has been advised and made aware that (i) EHI is relying upon an exemption under the Act predicated upon his representations and warranties contained in this Agreement, and (ii) the Shares issued to the Shareholder pursuant to this Agreement will be "restricted stock" within the meaning of Rule 144 of the Act. Unless, and until, the Shares are registered under the Act, they will be subject to limitations upon resale set forth in Rule 144.

     c. The Shareholder has received all of the information he considers necessary and appropriate for determining whether to acquire the Shares pursuant to this Agreement. The Shareholder is familiar with the business, affairs, risks and properties EHI. The Shareholder has had an opportunity to ask questions of and receive answers from EHI and its officers, directors and other representatives regarding EHI and the terms and conditions of the exchange of the Shares. The Shareholder has had the opportunity to obtain any additional information EHI possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

     d. The Shareholder has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and substantial risks of an investment in the Shares and is able to bear the economic risks relevant to the acquisition of the Shares hereunder.

     e. The Shareholder is relying solely upon independent consultation with his professional, legal, tax, accounting and any other advisors as he deems to be appropriate in purchasing the Shares; the Shareholder has been advised by, and has consulted with, his professional tax and legal advisors with respect to any tax consequences of investing in EHI.

     f. The Shareholder recognizes that an investment in the securities of EHI involves substantial risk and understands all of the risk factors related to the acquisition of the Shares.

     g. The Shareholder understands that there may be no market for the Shares.

     h. The Shareholder's financial condition is such that he is under no present or contemplated future need to dispose of any portion of Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

     i. Without in any way limiting the representation set forth above, the Shareholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

       (1) There is then in effect a registration statement or exemption under the Act covering such proposed disposition and such disposition is made in accordance with the requirements of such registration statement or exemption; or

       (2) He shall have notified EHI of the proposed disposition and shall have furnished EHI with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by EHI, the Shareholder shall have furnished EHI with an opinion of counsel, reasonably satisfactory to EHI and its counsel, that such disposition is proper under the applicable rules and regulations promulgaated under the Act.

     j. It is understood that the certificates evidencing the Shares will bear substantially the following legend:

       "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement or exemption under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Issuer to the effect that such registration or exemption and qualification are not required."

     k. ICW confers full authority upon EHI (i) to instruct its transfer agent not to transfer any of the Shares until it has received written approval from EHI and (ii) affix the legend in subparagraph (j) above to the fact of the certificate or certificates representing the Shares.

     l. The Shareholder understands that EHI is relying upon his representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares without registering them under the Act or any law. Therefore, the Shareholder agrees to indemnify EHI against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement. The Shareholder further understands and agrees that EHI will make an appropriate notation on its transfer records of the restrictions applicable to these Shares.

     m. The Shareholder has fully disclosed his financial condition as required by law in connection with the Shares to EHI or its agent. At Closing, the Shareholder and management of ICW will deliver a certificate attesting, among other things, that there will have been no material changes in the condition of the business or its finances as reflected in its financial statements, which shall be audited in accordance with generally accepted accounting principles; that all corporate authority has been duly taken to enter into and close this transaction; that there are no material undisclosed liabilities, claims, or judgments against ICW; and that all legal and governmental regulations or authorities will have been complied with, or arrangements made for compliance, including arrangements for any such outstanding liabilities, claims, or judgments.

3.  Representations and Warranties of EHI.  EHI represents and warrants that:

     a. It is a corporation duly organized, and validly existing under the laws of the State of Utah, United States of America.

     b. It has all necessary corporate power and authority under the laws of Utah and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

     c. All corporate action on its part required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares have been duly and effectively taken. Upon execution and delivery, this Agreement will constitute its valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

4. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made respectively by EHI and the Shareholder in this Agreement shall survive the Closing and the exchange of the respective Shares called for hereunder.

5.   Miscellaneous.   The  following  miscellaneous   provisions,   standard  to
commercial contracts of this nature, are made part hereof:

     a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement or otherwise agreed to in writing by both parties.

     c. This Agreement constitutes the entire agreement and understanding between the parties, and may not be modified or amended except as in writing signed by both parties.

     d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

     e.  This Agreement shall be interpreted by laws of the State of Utah.

     f. This Agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

6. Closing. The Closing hereunder shall take place as soon as practicable but in no event later than sixty (60) days after the date of execution hereof, at such time and place as the parties mutually agree.

7. Tax-free Exchange. Insofar as possible, the parties agree that the exchange of shares called for hereunder shall be a tax-free exchange under the tax laws and the Code, and not an acquisition of assets.

8. Conditions to Closing. The Closing called for hereunder shall be subject to, among other things:

     a. The delivery to EHI at Closing of the ICW share certificates and the accounting information called for herein, pursuant to generally accepted accounting principles.

     b. The conduct of due diligence of ICW by EHI or its agent, satisfactory to the management of EHI that the books, records, and assets of ICW are in fact as have been represented;

     c. Resolutions by the boards of directors of EHI and ICW ratifying this transaction;

     d. An opinion of counsel satisfactory to EHI that ICW is a validly existing corporation, in good standing in its place of domicile, and that all corporate actions called for hereunder have been duly taken, and that, to such counsel's knowledge, there are no outstanding or threatened adverse legal actions, claims, or judgments, or the like, other than may have been duly disclosed in writing by management of ICW, and that all shares issued and outstanding in ICW are legally being transferred to EHI, free of any claims or liens of any kind or nature;

     e. Duly notarized affidavits from the Shareholder that it has valid right, title and interest in and to the shares being transferred, free of any and all claims or liens thereon.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"EHI" - EUROTRONICS HOLDINGS INCORPORATED "ICW" - INTERCONNECT WEST, INC.


 /s/ James Tilton                                     /s/ Mark A. Tolman
James Tilton, President                              Mark A. Tolman, President